SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52485

Date of Report: December 14, 2007

CASPIAN INTERNATIONAL OIL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-5588710
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

1800 West Loop South, Suite 850, Houston Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-9222
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On December 14, 2007 Caspian International entered into a Settlement Agreement and General Release with James E. Knight.  Mr. Knight had been the Chief Executive Officer of Caspian International from December 1, 2006 until July 30, 2007.  The agreement resolved all claims by Mr. Knight against Caspian International and its affiliates arising from his employment and his employment agreement.  At the same time, Caspian International released Mr. Knight from any claims it might have had against him.

In settlement of Mr. Knight’s claims, Caspian International agreed to pay Mr. Knight $600,000, of which $200,000 is payable on December 20, 2007 and $400,000 is payable on January 3, 2008.  Mr. Knight agreed to surrender to Caspian International 400,000 shares of its common stock that had been issued to him, and agreed to the cancellation of his option to purchase 1,500,000 shares of Caspian International’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 19, 2007	CASPIAN INTERNATIONAL OIL CORPORATION

By: /s/ Lindell E. Montgomery
Lindell E. Montgomery, President